UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 30, 2008

Pharmacopeia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On April 30, 2008, the Board of Directors (the “Board”) of Pharmacopeia, Inc. (the “Company”) increased the number of shares designated as the Company’s Series A Junior Participating Preferred Stock, par value $0.01 per share (the “Series A Stock”), from 5,000 shares to 10,000 shares.  The Board approved this increase following the approval at the Company’s Annual Meeting of Stockholders on April 30, 2008 of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Company common stock, par value $0.01 per share, from 50,000,000 to 100,000,000.  All other terms, conditions and rights of the Series A Stock remain as stated in the Certificate of Designation, Preferences and Rights originally filed by the Company with the Secretary of State of Delaware on April 8, 2004.

The increase became effective on May 1, 2008 upon the filing of a Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock (the “Certificate”) with the Secretary of State of Delaware.  A copy of the Certificate is attached hereto as Exhibit 3.1.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
3.1	Certificate of Increase of Shares Designated as Series A Junior Participating Preferred Stock

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

	By:	/s/ Stephen C. Costalas

Stephen C. Costalas
Executive Vice President, General Counsel and
Secretary

Date: May 6, 2008